Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-291323 and 333-274423) and Form S-8 (Nos. 333-291325, 333-281520, 333-275547, 333-266761, 333-263729, 333-258496, 333-243750, 333-232034, 333-227812, 333-222955, 333-221212 and 333-218992) of UroGen Pharma Ltd. of our report dated March 2, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 2, 2026